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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Occidental Petroleum Corporation:

        We consent to the use of our reports with respect to the consolidated financial statements and the related financial statement schedule, and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
Los Angeles, California August 15, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm